Exhibit 3(b)
                                  ------------

                           NANTUCKET INDUSTRIES, INC.

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

     Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine as the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Boston, Commonwealth of Massachusetts, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders, commencing with the year 1970, shall be held on the third Friday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at a time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such election.




















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     Section 5.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board and shall be called by the chairman of the board or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the entire capital stock issued and outstanding and entitled to vote thereat present, in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the certificate of incorporation, or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum for the election of any director is present at any meeting, a plurality of the votes of the capital stock having voting power properly cast for election to such office shall elect such office. When a quorum for the consideration of a question is present at any meeting, a majority of the votes of the capital stock having voting power properly cast upon the question shall decide the question, except in any case where larger vote is required by statute, by the certificate of incorporation or by these by-laws.

     Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but not proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the certificate of incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the certificate of incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed action, and provided that prompt notice must be given to













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all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. The number of Directors which shall constitute the whole Board shall not be less than three (3) nor more than twelve (12). Within such limits the total number of Directors for the ensuing year shall be fixed at each annual meeting by the requisite vote of the stockholders; but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting. Initially upon adoption of this paragraph the total number of Directors shall be eight (8). The requisite vote of the stockholders for fixing the number of Directors shall be (a) a majority of the shares of stock issued and outstanding if the stockholders are setting the number of Directors which was previously proposed by the Board of Directors and (b) two-thirds (66 2/3%) of the shares of stock issued and outstanding in all other cases.

     The Directors shall be divided into three classes. Each Director elected at the 1984 Special Meeting in Lieu of Annual Meeting of Stockholders shall be assigned to a class as determined by the Board of Directors within thirty days after the effective date of this amendment and shall serve for terms expiring as follows: the terms of office of Directors of the first class shall expire at the first Annual meeting of Stockholders (or special meeting in lieu thereof) after their election, that of the second class shall expire at the second Annual Meeting of Stockholders (or special meeting in lieu thereof) after their election, and that of the third class shall expire at the third Annual Meeting of Stockholders (or special meeting in lieu thereof) after their election, or thereafter when their respective successors in each case are elected and have qualified. At each Annual Meeting of Stockholders (or special meeting in lieu thereof) held subsequent to the 1984 Special Meeting in Lieu of Annual Meeting, the Directors chosen to succeed those whose terms expire shall be elected for a term expiring at the third succeeding Annual Meeting of Stockholders (or special meeting in lieu thereof) or thereafter when their respective successors in each case are elected and have qualified.

     At any time during any year the total number of Directors may be increased or reduced within the aforesaid limits (i) by vote of a majority of the total number of Directors; or (ii) by the stockholders at a meeting called for that purpose, by vote of two-thirds (66 2/3%) of the shares of stock issued and outstanding; provided, however, that, in the case of a reduction by the Directors or the stockholders which involves the termination of the directorship of an incumbent Director, such termination may only be for cause.

     Each newly created directorship resulting from any increase in the number of Directors may be filled in the manner provided herein for the filling of a vacancy in the office of a Director.

     No Director need be a stockholder. Each Director shall hold office until the expiration of his term of office and until his successor is elected and qualified or until he sooner dies, resigns or is removed.

     Any Director or officer may resign at any time by delivering his resignation in writing to the President or the Secretary or to a meeting of the Board of Directors, and such resignation shall take effect at the time stated therein or, if no time be so stated, upon its delivery, and without the necessity of its being accepted unless the resignation shall so state. The stockholders may, at any meeting called for the purpose, by vote of two-thirds (66 2/3%) of the shares of













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stock issued and outstanding and entitled to vote at an election of Directors, remove from office any Director or Directors, provided, however, that such removal may only be for cause. The Board of Directors may at any time, by vote of a majority of the Directors then in office, remove from office any officer. The Board of Directors may at any time, by vote of a majority of the Directors present and voting, terminate or modify the authority of any agent. No Director or officer resigning or removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, except pursuant to the provisions of a written agreement with the Corporation duly approved by the Board of Directors.

     Section 2. If the office of any Director becomes vacant, by reason of death, resignation, removal or disqualification, or if the authorized number of Directors shall be increased, such vacancy or newly created directorship may only be filled by the Board of Directors by vote of a majority of the Directors then in office, though less than a quorum, except as provided below. If the office of any officer thus becomes vacant, the Board of Directors may elect a successor or successors by vote of a majority of the Directors then in office, though less than a quorum. The Board of Directors shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in the total number of Directors, provided there be at least three Directors in office, subject to any requirements of law or of the Certificate of Incorporation or of the By-laws as to the number of Directors required for a quorum or for any specific vote, resolution or other action. Any vacancy in the Board of Directors which causes the number of Directors in office to be less than three may be filled by the stockholders at a meeting called for such purpose.

     In the case of a vacancy in the office of any Director by reason of death, resignation, removal or disqualification, such vacancy may be filled for the balance of the term of the Director formerly holding such position. In the case of a vacancy by reason of an increase in the number of Directors or otherwise, such vacancy may be filled for a term of three years commencing as of the most recent meeting of stockholders at which any Director was elected, provided, however, that the Board of Directors may specify that such nominee serve only until the next Annual Meeting of Stockholders (or special meeting in lieu thereof), at which time the vacancy shall be filled by vote of the stockholders.

     Any Director of the Company whose term of office expires at an annual or special meeting and who is nominated for re-election by the Board of Directors, whether such Director originally assumed office by vote of the stockholders or by vote of the Board of Directors, may be re-elected by stockholders.

     Reference in Sections 1 and 2 of this Article to the total number of Directors means the total number fixed as herein provided, irrespective of the number at the time in office.

     The provisions of Sections 1 and 2 of this Article may not be amended or repealed except upon the affirmative vote of two-thirds (66 2/3%) of the shares of stock issued and outstanding.

     Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

















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                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board. A regular meeting of the board of directors may be held without call or formal notice immediately after and at the same place as the annual meeting of stockholders, or any adjournment thereof.

     Section 6. Special meetings of the board may be called by the Chairman of the Board on one day's notice to each director, either personally or by mail or by telegraph; special meetings shall be called by the Chairman of the Board or secretary in like manner and on like notice on the written request of two directors.

     Section 7. At all meetings of the board a majority of all of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law, by the certificate of incorporation, or by these By-laws. If a quorum shall not be present at any meeting of the board of directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. Unless otherwise restricted by law, the certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee ,as the case may be, consent thereto in writing ,and the writing or writings are filed with the minutes of proceedings of the board or committee.

                             COMMITTEES OF DIRECTORS

     Section 9. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in said resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of, or the alternate member, if any, designates as a replacement for such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 10. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.














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                           COMPENSATION OF DIRECTORS

     Section 11. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these By-laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be the chairman of the board, a president, a secretary and a treasurer and such other officers, if any, as the board of directors may in its discretion elect or appoint, which may include one or more vice-presidents, one or more assistant treasurers, a controller, and one or more assistant controllers, and one or more assistant secretaries. The president need not be a director. So far as is permitted by law, any number of offices may be held by the same person.

     Section 2. Officers shall be elected or appointed annually by the board of directors at its first meeting following the annual meeting of stockholders. Additional officers may be elected or appointed by the board of directors at any time.

     Section 3. The board of directors may appoint such agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.













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     Section 5.  The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.



                        CHAIRMAN OF THE BOARD, PRESIDENT
                               AND VICE PRESIDENT

     Section 6. The Chairman of the Board shall be the chief executive officer of the corporation and shall have general charge and supervision of the business of the corporation and shall have such other duties and powers as shall be designated from time to time by the board of directors. He shall preside at all meetings of the stockholders and of the board of directors at which he is present, except as otherwise voted by the board of directors.

     Section 6A. The President shall have such duties and powers as shall be designated from time to time by the board of directors and shall be responsible to and shall report to the chairman of the board.

     Section 7. In the absence of the chairman of the board, such officer as shall be designated by the board of directors for that purpose shall preside at all meetings of the stockholders and board of directors, except as otherwise voted by the board of directors.

     Section 8. Vice presidents, if any, shall have such duties and powers as shall be designated from time to time by the board of directors or by the president, and in any case shall be responsible to and shall report to the president.

                      THE SECRETARY AND ASSISTANT SECRETARY

     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president. The secretary shall be under the supervision of the president. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

    Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.












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                     THE TREASURER AND ASSISTANT TREASURERS

    Section 11. The treasurer shall have the custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

    Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

    Section 13. if required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

    Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      CONTROLLER AND ASSISTANT CONTROLLERS

    Section 15. If a controller is elected, he shall be the chief accounting officer of the corporation and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president. The controller shall be responsible to and shall report to the board of directors but in ordinary conduct of the corporation's business shall be under the supervision of the president.

    Any assistant controllers shall have such duties and powers as shall be designated from time to time by the board of directors or by the controller, and shall be responsible to and shall report to the controller.

                                   ARTICLE VI

                                   AMENDMENTS

    Section 1. Except as otherwise provided in these By-laws or in the Certificate of Incorporation, these By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the board of directors at any regular meetings of the stockholders or of the board of directors, or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of any special meeting.















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                                   ARTICLE VII

                              CERTIFICATES OF STOCK

    Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board of directors, or the president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

    Section 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

    Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.






                               TRANSFERS OF STOCK

    Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

    Section 5. The Board of Directors shall not have power to close the stock transfer books of the Corporation for any purpose. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of









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such meeting, nor more than sixty days prior to any other action.
A determination of stockholders of record entitled to the notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

    Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                    DIVIDENDS

    Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.


    Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

    Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

    Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

    Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.


















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                                      SEAL

    Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.




    Section 7. In these By-laws, references to the certificate of incorporation mean the provisions of the certificate of incorporation (as that term is defined in the General Corporation Law of the State of Delaware) of the corporation as from time to time in effect, and references to these By-laws or to any requirement or provision of law mean those By-laws or such requirement or provision of law as from time to time in effect.

                                   ARTICLE IX

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

     Section 2.  The right to indemnification conferred in Section 1 of this
Article IX shall include the right to be paid by the corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including ,without limitation, service to any employee benefit plan) shall be made only upon delivery to the corporation of any undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article IX shall








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






be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.



     Section 3. If a claim under Section 1 or 2 of this Article IX is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the corporation.

     Section 4. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 6. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of officers and directors of the corporation.















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                                    ARTICLE X

                                   AMENDMENTS

    Section 1. These By-laws may be altered, amended, or repealed or new By-laws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting.















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